SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 ---------------



        Date of Report (Date of earliest event reported) April 17, 1998



                                 AQUAGENIX, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)



       Delaware                        0-24490                    65-0419263
       --------                        -------                    ----------
 (State or other jurisdiction        (Commission                (IRS Employer
 or incorporation)                    File Number)              Identification
                                                                No.)


           6500 Northwest 15th Avenue, Fort Lauderdale, Florida 33309
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)



Registrant's telephone number, including area code (954) 975-7771
                                                   --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



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Item 5.           Other Events.

On April 17, 1998, the Company entered into a Termination Agreement with Thomas Terry, Jr. ("Terry") (the "Termination Agreement"). Under the terms of the Termination Agreement, the Company and Terry agreed to (i) terminate the Stock Purchase Agreement, dated November 30, 1997, as amended (the "Stock Purchase Agreement"); (ii) terminate the Amended and Restated Escrow Agreement, dated November 30, 1997, as amended and (iii) the distribution of $1,250,000 of the funds held in escrow (the "Escrowed Funds"), pursuant to the Stock Purchase Agreement, to Terry and the balance of the Escrowed Funds to the Company.

The Termination Agreement also provided for the mutual release and indemnification by the Company, Terry and Lewis Tree Service, Inc. of any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities.

The information herein is qualified in its entirety by reference to the Termination Agreement filed as part of this Form 8-K.

Item 7.           Financial Statements, Pro Forma Financial Information and
Exhibits.

Exhibits

10.1 Termination Agreement, dated April 17, 1998 between the Company and Thomas Terry, Jr.




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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             AQUAGENIX, INC.


                                             By:  /s/ Frederick E. Barone
                                                  -----------------------
                                                  Frederick E. Barone
                                                  Chief Financial Officer


DATED:  May 4, 1998




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